Exhibit 10.14(h)

Industry Canada	Industrie Canada

TPC PROJECT No. 720-481443

AMENDMENT NO. 8

INDUSTRIAL TECHNOLOGIES OFFICE

AMENDMENT AGREEMENT

This Amendment Agreement made

Between:

HER MAJESTY THE QUEEN IN RIGHT OF CANADA,

as represented by the Minister of Industry

(hereinafter referred to as the “Minister”)

And:

MARCH NETWORKS CORPORATION,

a corporation duly incorporated under the laws of Canada, having its head office located in Ottawa, Ontario

(hereinafter referred to as “March” or a “Proponent”)

And:

MITEL NETWORKS CORPORATION,

a corporation duly incorporated under the laws of Canada, having its head office located in Ottawa, Ontario

(hereinafter referred to as “Mitel” or a “Proponent”)

Each a “Party” and collectively referred to as the “Parties”.

WHEREAS the Parties entered into a Contribution Agreement dated October 10, 2002 under the Technology Partnerships Canada Program, which was subsequently amended on March 27, 2003, May 2, 2004, September 16, 2004, June 27, 2005, October 3, 2005, October 31, 2006 and March 10, 2010. The Contribution Agreement and these amendments are collectively referred to as the “Contribution Agreement”;

WHEREAS on January 31st, 2014, Mitel finalized its acquisition of Aastra Technologies Limited, as a result of which Mitel’s annual corporate revenues and annual corporate R&D expenditures are expected to increase, and Mitel’s fiscal year end has been changed from April 30 to December 31;

AND WHEREAS the Minister agrees to amend the Contribution Agreement to reflect the changes mentioned above, namely by adjusting the minimum percentage of Mitel’s annual corporate revenues it is required to spend in R&D in Canada and the minimum percentage of Mitel’s annual corporate R&D expenditures it is required to spend in Canada, and by changing the date of Mitel’s fiscal year end;

NOW THEREFORE in consideration of the obligations and covenants contained herein, the Parties agree as follows:

1. The above preamble is part of this Amendment Agreement.

2. Unless indicated otherwise, words and phrases defined in the Contribution Agreement have the same meaning in this Amendment Agreement.

3. In Article 8 – Special Conditions, article 8.2.1 is amended as follows:

DELETE:

If the cumulative R&D spending by the Proponents is lower than $80 million during any of the Proponents’ fiscal years ending on or about April 30th, the Proponents, separately or together, shall submit to the Minister within 90 days following April 30th of that year a report indicating where and why spending has been lower than $80 million during the fiscal year.

AND SUBSTITUTE WITH THE FOLLOWING:

If the cumulative R&D spending by the Proponents is lower than the amounts set out in section 3 of Schedule 4 of the Contribution Agreement, Section B, entitled “Contractual Benefits to Canada”, during any of the Proponents’ fiscal years, the Proponents, separately or together, shall submit to the Minister within 120 days following the end of that fiscal year a report indicating where and why spending has been lower than these amounts during the fiscal year.

4. In Schedule 4, Section B, entitled “Contractual Benefits to Canada”, is amended as follows:

DELETE paragraph 3.2.3(i):

to spend on R&D annually, in Canada the equivalent of at least 3.5% of Mitel’s annual corporate revenues; and

AND SUBSTITUTE WITH THE FOLLOWING:

to spend on R&D annually, in Canada, the equivalent of at least 1.5% of Mitel’s annual corporate revenues; and

DELETE paragraph 3.2.3(ii):

to spend at least 50% of its annual corporate R&D expenditures in Canada,

AND SUBSTITUTE WITH THE FOLLOWING:

to spend at least 25% of its annual corporate R&D expenditures in Canada,

DELETE section 3.3.1:

Within one hundred and twenty (120) days of the fiscal year end of a Proponent, the Proponent shall report to the Minister the amount of its R&D spending for the previous 12-month period ending on April 30.

AND SUBSTITUTE WITH THE FOLLOWING:

Within one hundred and twenty (120) days of the fiscal year end of a Proponent, the Proponent shall report to the Minister the amount of its R&D spending for that fiscal year.

5. All provisions of the Contribution Agreement remain in full force and effect, except as modified by this Amendment Agreement.

6. No modification, supplement or amendment to this Amendment Agreement shall be binding unless executed in writing by all Parties.

7. The Contribution Agreement and this Amendment Agreement will henceforth by read together and will have the effect as if all the provisions of the Contribution Agreement and this Amendment Agreement were contained in one instrument.

8. This Amendment Agreement may be executed in as many counterparts as are necessary, each of which when executed and delivered is deemed to be an original, and when taken together will constitute one and the same Amendment Agreement.

IN WITNESS WHEREOF the Parties have executed this Amendment Agreement through their duly authorized representatives.

Her Majesty the Queen in Right of Canada,
as represented by the Minister of Industry
Date:	Per:

Name:
Title:

Mitel Networks Corporation

Date: April 16, 2015	Per:
	Name:	Douglas McCarthy
	Title:	Vice President, Finance and Treasurer
I have authority to bind the corporation.

March Networks Corporation

Date: April 20, 2015	Per:
	Name:	Peter Strom
	Title:	President CEO
I have authority to bind the corporation.